                                              CLOSING BINDER INDEX TAB NO. _____

                      ASBESTOS SETTLEMENT TRUST AGREEMENT

                  This Settlement Trust Agreement (the "TRUST AGREEMENT"), dated the date set forth on the signature page hereof and effective as of Confirmation, is among The Celotex Corporation, a Delaware corporation, a debtor and debtor-in-possession in case number 90- 10016-8B1 in the United States Bankruptcy Court for the Middle District of Florida, Tampa Division ("CELOTEX"), and Carey Canada Inc., a Canadian corporation, a debtor and debtor-in-possession in case number 90-10017-8B1 in the United States Bankruptcy Court for the Middle District of Florida, Tampa Division ("CAREY CANADA") (Celotex and Carey Canada are sometimes referred to herein individually as a "DEBTOR" and collectively as the "DEBTORS"), as settlors (sometimes collectively referred to as the "SETTLORS"), the Legal Representative, the individual trustees identified on the signature page hereof and appointed at Confirmation (the "TRUSTEES"), pursuant to the Modified Joint Plan of Reorganization Under Chapter 11 of the United States Bankruptcy Code for The Celotex Corporation and Carey Canada Inc. dated as of October 7, 1996 (the "PLAN"), as such Plan may be amended, modified or supple mented from time to time.

                  WHEREAS, at the time of the entry of the order for relief in the Chapter 11 Cases, Celotex and Carey Canada were named as defendants in personal injury, wrongful death, and property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products; and

                  WHEREAS, the Debtors have reorganized under the provisions of Chapter 11 of the Bankruptcy Code in cases pending in the United States Bankruptcy Court for the Middle District of Florida known as In the Matter of Celotex Corporation, et al. Chapter 11, Consolidated Case Nos. 90-10016-8B1 and 90-10017-8B1; and

                  WHEREAS, the Plan, filed by the Debtors, the Legal Representative for Unknown Claimants (the "LEGAL REPRESENTATIVE"), the Asbestos Health Claimants' Committee (the "INJURY CLAIMANTS' COMMITTEE") and the Trade Creditors' Committee (the "TRADE CREDITORS' COMMITTEE") and consented to by the Asbestos Property Damage Claimants' Committee (the "PD COMMITTEE") has been confirmed by the Bankruptcy Court; and

                  WHEREAS, the Plan provides, inter alia, for the creation of the Asbestos Settlement Trust ("TRUST"); and

                  WHEREAS, pursuant to an order of the Bankruptcy Court, dated March 30, 1995, a segregated custodial account was established to receive and hold the Veil Piercing Settlement Fund, and such Settlement Account was established as a qualified

                                              CLOSING BINDER INDEX TAB NO. _____

settlement fund within the meaning of Section 468B of the IRC and Treasury Regulation Section 1.468B-1, et seq.; and

                  WHEREAS, the Plan contemplates that the Settlement Account will constitute a trust account under this Trust Agreement and that the Settlement Account, as supplemented by the contribution of additional assets under the Plan, will be used to pay and satisfy all Asbestos Personal Injury Claims and Asbestos Property Damage Claims (the "ASBESTOS CLAIMS"); and

                  WHEREAS, pursuant to the Plan, the Trust is to use its assets and income to pay Asbestos Claims, as defined in the Plan, against the Debtors; and

                  WHEREAS, pursuant to the Plan, the Trust is intended to qualify as a "Qualified Settlement Fund" within the meaning of Section 1.468B-1 of the Treasury Regulations promulgated under Section 468B of the Internal Revenue Code; and

                  WHEREAS, it is the intent of the Settlors, the Trustees, the Legal Representative and the other parties that the Trust be administered, maintained and operated at all times as a Qualified Settlement Fund through mechanisms that provide reasonable assurance that the Trust will value, and be in a financial position to pay, Asbestos Claims and Demands that involve similar claims in substantially the same manner, in strict compliance with the terms of this Trust Agreement; and

                  WHEREAS, the Plan provides, among other things, for the complete treatment of all liabilities and obligations of the Debtors with respect to Asbestos Claims; and

                  WHEREAS, the Bankruptcy Court has determined that the Trust and the Plan satisfy all the prerequisites for the Injunctions, including the injunctions pursuant to Section 524(g) of the Bankruptcy Code, (collectively the "ASBESTOS PERMANENT CHANNELING INJUNCTION"), which Asbestos Permanent Channeling Injunction has been entered in connection with the Confirmation Order confirming the Plan;

                  NOW, THEREFORE, it is hereby agreed as follows:

                                   ARTICLE 1

                                  DEFINITIONS

                  All capitalized terms used herein and not defined in this
Article 1 or in another provision of this Trust Agreement shall have the meanings assigned to them in the Plan, or the APDCRP, which definitions are incorporated herein by reference. All

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                                              CLOSING BINDER INDEX TAB NO. _____

capitalized terms not defined herein or defined in the Plan, but defined in the Bankruptcy Code, shall have the meanings ascribed to them by the Bankruptcy Code, which definitions are incorporated herein by reference. All capitalized terms used herein and not defined herein, in the Plan or in the Bankruptcy Code, but which are defined in the Asbestos Claims Resolution Procedures shall have the meanings ascribed to them in the Asbestos Claims Resolution Procedures.

                  1.1 LEGAL REPRESENTATIVE. The Legal Representative shall be David S. Shrager, Esquire or his successor chosen pursuant to Article 6.2.

                  1.2 PDCA. The Property Damage Claims Administrator ("PDCA") shall be an individual selected by the PD Committee and shall be the officer responsible for implementation of the Asbestos Property Damage Claims Resolution Procedures ("APDCRP") (attached as Annex C) and day-to-day processing of Asbestos Property Damage Claims ("PD CLAIMS").

                  1.3 THE REPRESENTATIVE INDIRECT ASBESTOS CLAIMANT. The Representative Indirect Asbestos Claimant identified in Section IX of the APICRP (as hereinafter defined) shall be Anne Cohen. The Trustees shall provide the Representative Indirect Asbestos Claimant with such notices and information, and shall communicate with the Representative Indirect Asbestos Claimant, as is required by Section IX of the APICRP (as hereinafter defined).

                  1.4 UNKNOWN ASBESTOS PERSONAL INJURY CLAIMANTS. Unknown Asbestos Personal Injury Claimants means all Entities who, after the Confirmation Date, may in the future assert an Asbestos Personal Injury Claim, so long as such Asbestos Personal Injury Claim has not previously been asserted.

                                   ARTICLE 2

                               AGREEMENT OF TRUST

                  2.1 CREATION AND NAME. The Settlors hereby create a trust known as the "Asbestos Settlement Trust" ("AST"), which is the Trust provided for and referred to in the Plan. The Trustees of the Trust may transact the business and affairs of the Trust in the name, "Asbestos Settlement Trust."

                  2.2 PURPOSE. The purpose of the Trust is to assume the liabilities of the Debtors, their successors in interest and their affiliates, arising from or relating to Asbestos Claims and to use the Trust's assets and income to pay holders of Allowed Asbestos Claims in accordance with the Trust Agreement and in such a way that all holders of similar Asbestos Personal Injury Claims are each treated in a substantially equivalent manner and all holders

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                                              CLOSING BINDER INDEX TAB NO. _____

of Allowed PD Claims are each to be paid in substantially the same manner as Allowed Asbestos Personal Injury Claims; and to otherwise comply in all respects with the requirements of a trust set forth in Section 524(g)(2)(B)(i) of the Bankruptcy Code.

                  2.3 TRANSFER OF ASSETS. The Settlors pursuant to the Plan have transferred and assigned to the Trust the property set forth in Article 5 of the Plan (herein the "ASSETS" or "TRUST ASSETS"). The Settlors shall execute and deliver such documents as the Trustees reasonably deem necessary to transfer and assign the property.

                  2.4 ACCEPTANCE OF ASSETS AND ASSUMPTION OF LIABILITIES.

                      (a) In furtherance of the purposes of the Trust, the Trustees, on behalf of the Trust, hereby expressly accept the transfer and assignment to the Trust of the Trust Assets in the time and manner as contemplated in the Plan.

                      (b) In furtherance of the purposes of the Trust, the Trustees, on behalf of the Trust, expressly assume all liability for all Asbestos Claims. Except as otherwise provided in the Asbestos Personal Injury Claims Resolution Procedures ("APICRP"), and the APDCRP (collectively the "CRP"), the Trust or the PDCA, as the case may be, shall have all defenses, cross- claims, offsets, and recoupments regarding Asbestos Claims that Celotex has or would have had under applicable law; provided, however, that with respect to Indirect Asbestos Claims asserted under theories of contribution (as opposed to indemnification) governed by Section IX of the APICRP the Trust shall not assert defenses based upon 11 U.S.C. Section 502(e).

                      (c) The Debtors and their successors in interest or their affiliates shall be entitled to indemnification from the Trust for any expenses, costs, and fees (including attorneys' fees and costs), judgments, settlements, or other liabilities arising from or incurred in connection with, any action, related to an Asbestos Claim, including, but not limited to, indemnification or contribution for Asbestos Claims prosecuted against Reorganized Celotex. Nothing in this section or any other section of this Trust Agreement shall be construed in any way to limit the scope, enforceability, or effectiveness of the Asbestos Permanent Channeling Injunction issued in connection with the Plan or the Trust's assumption of all liability with respect to Asbestos Claims.

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                                              CLOSING BINDER INDEX TAB NO. _____

                                   ARTICLE 3

                        POWERS AND TRUST ADMINISTRATION

                  3.1 POWERS.

                      (a) The Trustees are and shall act as fiduciaries to the Trust in accordance with the provisions of this Trust Agreement and the Plan. The Trustees shall, at all times, administer the Trust and the Trust Assets in a manner consistent with 11 U.S.C. Section 524(g) to provide reasonable assurance that the Trust will value, and be in a financial position to pay, Asbestos Claims and Demands that involve similar claims in substantially the same manner and to maximize the value of the Trust Assets. Subject to the limitations set forth in this Trust Agreement, the Trustees shall have the power to take any and all actions that, in the judgment of the Trustees, are necessary or proper to fulfill the purposes of the Trust, including, without limitation, each power expressly granted in this Article 3.1, any power reasonably incidental thereto, and any trust power now or hereafter permitted under the laws of the State of Florida.

                      (b) Except as otherwise specified herein, the Trustees need not obtain the order or approval of any Court in the exercise of any power or discretion conferred hereunder.

                      (c) Without limiting the generality of Article 3.1(a) above, the Trustees shall have the power to:

                          (i) receive and hold the Trust Assets, vote the
Reorganized Celotex Common Stock, exercise all rights with respect to, and sell any securities issued by Reorganized Celotex that are included in the Trust Assets, subject to any restrictions set forth in the articles of incorporation of Reorganized Celotex;

                          (ii) invest the monies held from time to time by the
Trust;

                          (iii) sell, transfer, or exchange any or all of the
Trust Assets at such prices and upon such terms as they may consider proper, consistent with the other terms of this Trust Agreement;

                          (iv) pay liabilities and expenses of the Trust,
including, but not limited to, Trust Expenses;

                          (v) establish such funds, reserves and accounts
within the Trust estate, as deemed by the Trustees to be useful in carrying out the purposes of the Trust;

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


                                              CLOSING BINDER INDEX TAB NO. _____

                          (vi) sue and be sued and participate, as a party or
otherwise, in any judicial, administrative, arbitrative or other proceeding;

                          (vii) amend the Bylaws, a copy of which is annexed
hereto as Annex A (the "BYLAWS");

                          (viii) establish, supervise and administer the Trust
in accordance with the CRP and to administer, amend, supplement or modify the APICRP;

                          (ix) appoint such officers and hire such employees
and engage such legal, financial, accounting, investment, auditing and forecasting and other consultants or alternative dispute resolution panelists, and agents as the business of the Trust requires, and to delegate to such persons such powers and authorities as the fiduciary duties of the Trustees permit and as the Trustees, in their discretion, deem advisable or necessary in order to carry out the terms of this Trust;

                          (x) pay employees, legal, financial, accounting,
investment, auditing and forecasting, and other consultants, advisors and agents reasonable compensation, including without limitation, compensation at rates approved by the Trustees for services rendered prior to the execution hereof;

                          (xi) compensate the Trustees, the disinterested
members of the Trust Advisory Committee (the "TAC"), the PDCA, the disinterested members of the PD Advisory Committee, the Legal Representative, and their employees, legal, financial, accounting, investment and other advisors, consultants and agents and reimburse to them all reasonable out-of-pocket costs and expenses incurred by such persons in connection with the performance of their duties hereunder, including without limitation costs and expenses incurred prior to the execution hereof; notwithstanding anything contained in this Trust Agreement to the contrary, any increase in such compensation or reimbursement, prior to becoming effective, must be filed with and approved by the Bankruptcy Court;

                          (xii) execute and deliver such instruments as the
Trustees consider proper in administering the Trust;

                          (xiii) enter into such other arrangements with third
parties as are deemed by the Trustees to be useful in carrying out the purposes of the Trust, provided such arrangements do not conflict with any other provision of this Trust Agreement;

                          (xiv) in accordance with Article 5.6 indemnify (and
purchase insurance indemnifying) the Trustees, the Legal Representative, the TAC, the PDCA, the PD Advisory Committee, the Debtors, Reorganized Celotex and Reorganized Carey Canada and members, officers, employees, agents, advisors and representatives of the Trust, the Legal Representative, the TAC, the PDCA, the PD

                                     - 6 -

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                                              CLOSING BINDER INDEX TAB NO. _____

Advisory Committee, the Debtors, Reorganized Celotex and Reorganized Carey Canada to the fullest extent that a corporation or trust organized under the law of the Trust's situs is from time to time entitled to indemnify and/or insure its directors, trustees, officers, employees, agents, advisors and representatives;

                          (xv) delegate any or all of the authority herein
conferred with respect to the investment of all or any portion of the Trust Assets to any one or more reputable individuals or recognized institutional investment advisors or investment managers without liability for any action taken or omission made because of any such delegation, except as provided in
Article 5.4;

                          (xvi) consult with Reorganized Celotex at such times
and with respect to such issues relating to the conduct of the Trust as the Trustees consider desirable;

                          (xvii) make, pursue (by litigation or otherwise),
collect, compromise or settle any claim, right, action or cause of action included in the Trust Assets; provided that settlement of actions before the Bankruptcy Court require the approval of the Bankruptcy Court after notice to Reorganized Celotex; and

                          (xviii) merge or contract with other claims
resolution facilities that are not specifically created by this Agreement, the APICRP or APDCRP (as to the APDCRP, subject to the consent of the PDCA); provided that such merger or contract shall not (a) subject the Reorganized Debtors or any successor in interest to any risk of having any Asbestos Claim asserted against it or them, or (b) otherwise jeopardize the validity or enforceability of the Asbestos Permanent Channeling Injunction.

                      (d) The Trustees shall not have the power to guaranty any debt of other Persons.

                      (e) The Trustees shall give the Approving Entities prompt notice of any act performed or taken pursuant to Article 3.1(c)(i), (ii),
(iii), (v), (vi), (vii), (viii), (xv), (xvii), (xviii) and Article 3.2(f).

                  3.2 GENERAL ADMINISTRATION.

                      (a) The Trustees shall act in accordance with the Bylaws. To the extent not inconsistent with the terms of this Trust Agreement, the Bylaws govern the affairs of the Trust. In the event of an inconsistency between the Bylaws and this Trust Agreement, the latter shall govern.

                      (b) The Trustees shall timely file such income tax and other returns and statements and comply with all withholding obligations, as required under the applicable provisions of the

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                                              CLOSING BINDER INDEX TAB NO. _____

Internal Revenue Code and of any state law and the regulations promulgated thereunder and shall timely pay all taxes required to be paid.

                      (c) (i) The Trustees shall cause to be prepared and filed with the Bankruptcy Court, as soon as available, and in any event within one hundred and twenty (120) days following the end of each fiscal year, an annual report containing financial statements of the Trust (including, without limitation, a balance sheet of the Trust as of the end of such fiscal year and a statement of operations for such fiscal year) audited by a firm of independent certified public accountants selected by the Trustees and accompanied by an opinion of such firm as to the fairness of the financial statements' presentation of the cash and investments available for the payment of claims and as to the conformity of the financial statements with generally accepted accounting principles. The Trustees shall provide a copy of such report to the TAC, the Legal Representative, the PDCA, the PD Advisory Committee (collectively, the "APPROVING ENTITIES") and Reorganized Celotex when such reports are filed with the Bankruptcy Court.

                          (ii) Simultaneously with delivery of each set of
financial statements referred to in Article 3.2(c)(i) above, the Trustees shall cause to be prepared and filed with the Bankruptcy Court a report containing a summary regarding the number and type of claims disposed of during the period covered by the financial statements. The Trustees shall provide a copy of such report to the Approving Entities and Reorganized Celotex when such report is filed.

                          (iii)All materials required to be filed with the
Bankruptcy Court by this Article 3.2(c) shall be available for inspection by the public in accordance with procedures established by the Bankruptcy Court and shall be filed with the Office of the United States Trustee for the Middle District of Florida.

                      (d) The Trustees, with the input of the PDCA with respect to the administration of the APDCRP, shall cause to be prepared as soon as practicable prior to the commencement of each fiscal year a budget and cash flow projections covering such fiscal year and the succeeding four fiscal years. The Trustees shall provide a copy of the budget and cash flow to the Approving Entities and Reorganized Celotex.

                      (e) The Trustees shall consult with (i) the TAC and the Legal Representative on the implementation and administration of the APICRP (attached as Annex B); (ii) without limiting or abridging Article 3.3(c), the PDCA and the PD Advisory Committee on the implementation and administration of the APDCRP; and (iii) each of the foregoing entities on the implementation and administration of the Trust.

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                                              CLOSING BINDER INDEX TAB NO. _____

                      (f) The Trustees shall be required to obtain the consent of the TAC and the consent of the Legal Representative, in addition to those instances elsewhere enumerated, in order:

                          (i) to add to or change the schedule of Asbestos
Related Disease Categories or Values or criteria, pursuant to Articles 5.1(c) and 5.4(m) of the APICRP; or

                          (ii) to merge or participate in the handling of
bodily injury claims with any claims resolution facility that was not specifically created under this Trust Agreement or the APICRP; or

                          (iii) to amend any provision of the Trust Agreement,
the By-Laws or the APICRP; or

                          (iv) to terminate the Trust pursuant to Article 9.2
herein; or

                          (v) to terminate discounted cash payments or change
the amounts, requirements or procedures for future discounted cash payments pursuant to Article 5.3 of the APICRP; or

                          (vi) to reduce the number of Trustees and to appoint
successor Trustees.

                      (g) Issues Raised By The Approving Entities. The Trustees, upon notice from any of the Approving Entities, shall at their next regular meeting or, if appropriate, at a specially called meeting, place on their agenda and consider issues requested by such Approving Entity.

                  3.3 CLAIMS ADMINISTRATION.

                      (a) General Principles.

                          The Trustees shall promptly proceed to implement the
CRP. Because the terms of the APICRP and the APDCRP differ, payments might not be paid simultaneously to holders of Asbestos Personal Injury Claims and PD Claims. However, the Trustees shall promptly pay both Asbestos Personal Injury Claims and PD Claims under the terms of both the APICRP and the APDCRP, as applicable, and shall not give preference in timing nor advance or delay payments to either Asbestos Personal Injury Claim holders or PD Claim holders relative to the other. Notwithstanding anything to the contrary in the CRP, the Trustees may accelerate the liquidation and Allowance (but not payment) of a Claim under the CRP where such Claimant demonstrates that the Claimant has a trial date on a court docket for a trial on claims related to the Claimant's Asbestos Claim.

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                                              CLOSING BINDER INDEX TAB NO. _____

                      (b) Asbestos Claims.

                          (i) The Trustees shall favor settlement over
arbitration or other form of alternative dispute resolution, arbitration or other form of alternative dispute resolution over resort to the tort system, and fair and efficient resolution of claims in all cases, while endeavoring to preserve and enhance the Trust estate.

                          (ii) The Trustees shall employ mechanisms such as the
review of estimates of the numbers and values of Asbestos Claims, or other comparable mechanisms, that provide reasonable assurance the Trust will value, and be in a financial position to pay, present Asbestos Claims and future Demands that involve similar claims in substantially the same manner.

                          (iii) The Trustees shall administer the processing
and payment of Asbestos Personal Injury Claims in accordance with the APICRP, as the same may be amended from time to time, in accordance with the provisions hereof and thereof.

                          (iv) The Trust may elect to prosecute before the
Bankruptcy Court (and all appellate courts) to a final, non-appealable order objections to Asbestos Claims filed prior to the Effective Date. Between Confirmation and the Effective Date, prosecution of objections to Asbestos Claims filed between Confirmation and the Effective Date shall be stayed. Upon allowance of any part of such Asbestos Claim by a final, non-appealable order or settlement, the claimant will be paid in accordance with CRP.

                      (c) PD Claims. The Allowance of PD Claims shall be administered by the PDCA exclusively in accordance with the APDCRP. The Trustees shall not interfere with the actions and decisions of the PDCA that are consistent with the APDCRP nor shall the Trustees interfere with the independence of the PDCA in administering the APDCRP. The Trustees shall not amend the APDCRP without the consent of the PD Advisory Committee. Payment of PD Claims shall be made by the Trustees in the amount determined by the PDCA pursuant to the APDCRP.

                  3.4 CLAIMS PAYMENT.

                      (a) Periodic Estimates. There is inherent uncertainty regarding Celotex's and Carey Canada's total liabilities to holders of Asbestos Claims as well as the total value of the Trust Assets available to pay Allowed Asbestos Claims. Consequently, there is inherent uncertainty whether or not similar amounts can be paid in respect of all similar present and future Allowed Asbestos Personal Injury Claims and of all Allowed PD Claims. To ensure substantially equivalent treatment, the Trustees must determine the percentage of the Allowed Amount of all present and future Asbestos Claims that would likely be paid to holders of

                                     - 10 -


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                                              CLOSING BINDER INDEX TAB NO. _____

such Claims ("PAYMENT PERCENTAGE") prior to making distributions to claimants, other than those who have elected the discounted cash payment described in the CRP. The Trustees must base this determination, on the one hand, on estimates of the number, types, and amounts of present and expected future Asbestos Claims and, on the other hand, on the value of the Trust Assets, the liquidity of those assets, the Trust's expected future expenses and income, and other material matters that are reasonable and likely to affect the sufficiency of funds to pay a comparable percentage of full value to all holders of Asbestos Claims. Therefore, after the second anniversary of the Effective Date, but no less frequently than once every two (2) years, the Trustees shall consider their determination of the Payment Percentage to assure that it is based on credible, current information and forecasts, and may, after such consideration, change the Payment Percentage. When making these determinations, the Trustees shall recognize that both present and future claimants bear a risk that the Payment Percentage will be incorrect, either too low or too high respectively. In setting the Payment Percentage, the Trustees shall not prefer either present or future claimants by giving greater protection from such risks to either. Rather, the Trustees shall determine the recalculation of the Payment Percentage based on their best estimates of total Trust Assets and Asbestos Claims.

                      (b) Initial Payment Percentage. During the first two years of operation, the Trustees will have difficulty in calculating the Payment Percentage because of uncertainties in the total number, quality and value of Asbestos Claims and the actual value of the Trust Assets. During the first two years following the Effective Date, while these matters are particularly uncertain, the Trust can and shall rely upon the calculation of the Initial Payment Percentage, as described in the Plan and use the Initial Payment Percentage in paying (i) Prepetition Liquidated Claims or claims under the Individualized Review Process pursuant to the APICRP and (ii) PD Claims liquidated and Allowed prior to the Effective Date which shall be paid within six (6) months of the Effective Date. If the Trustees conclude that use of the Initial Payment Percentage will adversely affect the interests of future claimants or present claimants who have not yet been liquidated and Allowed, the Trustees shall either suspend payments until they are able to determine an appropriate Payment Percentage, or exercise their powers as set forth herein and in the CRP. During the first two (2) years following the Effective Date, Claims that are liquidated and Allowed but as to which payments have been suspended, shall receive when such payments resume, through installments or otherwise, the Payment Percentage in force at the time of liquidation and Allowance. Claims that are liquidated and Allowed during the first two (2) years following the Effective Date, but after a decision by the Trustees to reduce the Initial Payment Percentage to a new Payment Percentage, shall receive payments in the future, in installments or otherwise (but for a period no longer than ten (10) years after the date of liquidation and Allowance), equal to any increase in the Payment Percentage,

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                                              CLOSING BINDER INDEX TAB NO. _____

but in no event shall such claimant receive more than the Initial Payment Percentage times the Allowed Amount of such claimant's Claim.

                      (c) Payment. The Trustees shall have complete discretion to determine the timing and the appropriate method for making payments, subject to the requirements of the CRP with respect to the processing and ordering of claims for payment. Such methods may include, in the discretion of the Trustees, a method for the payment on an installment basis, in which case each installment payment shall be subject to the Payment Percentage in effect at the time such installment payment is made, except that the last installment will be in an amount that would produce a total payment to the claimant equal to the Allowed Amount of the Claim times the Payment Percentage in effect at the time of such last payment. Because of the initial uncertainties about assets and liabilities, during the first two years after the Effective Date, the Trustees shall only pay Prepetition Claimants electing Individualized Review under the APICRP and Category 1 Claimants electing payment deferral under the APDCRP on an installment basis with an initial payment determined by the Initial Payment Percentage in Article 1 of the Plan times fifty (50%) percent of the Allowed Amount of the Claim. The Trust will make a second payment to such claimants after the second anniversary of the Effective Date, but no later than thirty-six (36) months after the Effective Date, or after the Trustees have considered and, if necessary redetermined, the Payment Percentage, so that the total amount received by the claimant is equal to the Allowed Amount times the then current Payment Percentage. During the first two years after the Effective Date, the Trustees shall only pay non-Prepetition Claims filed before the Bar Date electing Individualized Review under the APICRP and Category 2 and Category 3 Claimants electing payment deferral under the APDCRP on an installment basis with an initial payment determined by the Initial Payment Percentage in Article 1 of the Plan times fifty (50%) percent of the Allowed Amount of the Claim. The Trust will make a second payment to such claimants after the third anniversary of the Effective Date, but no later than forty-eight (48) months after the Effective Date, or after the Trustees have considered and, if necessary redetermined, the Payment Percentage, so that the total amount received by the claimant is equal to the Allowed Amount times the then current Payment Percentage.

                      (d) Auditing, Monitoring and Verifying. The Trustees shall conduct random or other audits to verify information submitted in connection with the CRP in a manner consistent with the CRP.

                      (e) Discretion To Alter Order Of Processing Or Suspend Payments.

                          (i) In the event that the Trustees determine it is
advisable, they may suspend their normal order of processing

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                                              CLOSING BINDER INDEX TAB NO. _____

or payment in favor of claimants who elect discounted cash payment under any future discounted cash payment election programs offered by the Trust.

                          (ii) In the event that the Trust faces temporary
periods of limited liquidity or the Trustees conclude that use of the current Payment Percentage will adversely affect the interests of future claimants or present claimants who have not yet been paid, the Trustees may temporarily limit or suspend payments altogether.

                          (iii) Consistent with the provisions hereof, the
Trustees and the PDCA shall proceed as quickly as possible to liquidate claims, and the Trustees shall make payments to holders of Allowed Asbestos Claims promptly as funds become available, while maintaining sufficient resources to pay future Allowed Asbestos Claims in substantially the same manner. Because decisions about payments must be based on estimates and cannot be made precisely, such decisions may have to be revised in light of experience over time, and a claimant who receives payment early in the life of the Trust may receive a smaller or larger percentage of the Allowed Amount of such claimant's Asbestos Claim than a claimant who receives payment in the middle of or late in the life of the Trust. Therefore, there can be no guarantee of any specific level of payment to claimants. However, the Trustees shall use their best efforts to treat similar, Allowed Asbestos Claims in a substantially equivalent manner, consistent with their duties as Trustees in these circumstances, the purposes of the Trust, and given the practical limitations imposed by the inability to predict the future with precision.

                                   ARTICLE 4

                      ACCOUNTS, INVESTMENTS, AND PAYMENTS

                      4.1 ACCOUNTS. That Trustees may, from time to time, create such accounts and reserves within the Trust estate as they may deem necessary, prudent or useful in order to provide for the payment of expenses and valid Asbestos Claims and may, with respect to any such account or reserve, restrict the use of monies therein.

                  4.2 INVESTMENTS. Investment of monies held in the Trust shall be administered in the manner in which individuals of ordinary prudence, discretion and judgment would act in the management of their own affairs, subject to the following limitations and provisions:

                      (a) The Trust shall not acquire, directly or indirectly, equity in any Person (other than those that are Trust Assets under the Plan and subsidiaries or affiliates of Trust

                                              CLOSING BINDER INDEX TAB NO. _____

Assets, now or hereafter acquired, or any successor to Reorganized Celotex) or business enterprise if, immediately following such acquisition, the Trust would hold more than 5% of the equity in such Person or business enterprise. The Trust shall not hold, directly or indirectly, more than 10% of the equity in any Person (other than a Person constituting a Trust Asset under the Plan including Reorganized Celotex and its subsidiaries or affiliates, now or hereafter acquired, or any successor to Reorganized Celotex) or business enterprise.

                      (b) The Trust shall not acquire or hold any long-term debt securities unless (i) such securities are Trust Assets under the Plan,
(ii) such securities are rated "Baa" or higher by Moody's Investors Service, Inc. ("MOODY'S"), "BBB" or higher by Standard & Poor's corporation ("S&P'S") or have been given an equivalent investment grade rating by another nationally recognized statistical rating agency, or (iii) have been issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof.

                      (c) The Trust shall not acquire or hold for longer than ninety (90) days any commercial paper unless such commercial paper is rated "Prime-1" or higher by Moody's or "A-1" or higher by S&P's or has been given an equivalent rating by another nationally recognized statistical rating agency.

                      (d) The Trust shall not acquire or hold any preferred stock unless such preferred stock is rated "AA" or higher by Moody's or "A" or higher by S&P's or has been given an equivalent investment grade rating by another nationally recognized statistical rating agency.

                      (e) The Trust shall not acquire any securities or other instruments issued by any person (other than debt securities or other instruments issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof) if, following such acquisition, the aggregate Market Value of all securities and instruments issued by such Person held by the Trust would exceed 2% of the Aggregate Value of the Trust Estate. The Trust shall not hold any securities or other instruments issued by any Person (other than debt securities or other instruments issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof) to the extent that the aggregate Market Value of all securities and instruments issued by such Person held by the Trust would exceed 5% of the Aggregate Value of the Trust Estate.

                      (f) The Trust shall not acquire or hold any certificates of deposit unless all publicly held, long-term debt securities, if any, of the financial institution issuing the certificate of deposit and the holding company, if any, of which

                                                CLOSING BINDER INDEX TAB NO. ___

such financial institution is a subsidiary, meet the standards set forth in
Section 4.03(b).

                      (g) The Trust may acquire and hold any securities or instruments issued by Reorganized Celotex, Jim Walter Company, or Walter Industries, Inc., or their subsidiaries, affiliates, or successors, without regard to the limitations set forth in Subsections (a) - (f) above.

                      (h) The Trust shall not acquire or hold any repurchase obligations unless, in the opinion of the Trustees, they are adequately collateralized.

                      (i) The Trust shall not acquire or hold any options.

                  4.3 SOURCE OF PAYMENTS. All Trust expenses, payments and all liabilities with respect to Asbestos Claims shall be payable solely out of the Trust estate. Neither Celotex, Reorganized Celotex, the Debtors, their subsidiaries, any successor in interest or the present or former directors, officers, employees or agents of Celotex, Reorganized Celotex, the Debtors or their subsidiaries, nor the Trustees, the Approving Entities or any of their officers, agents, advisors or employees shall be liable for the payment of any Trust expense or any other liability of the Trust.

                                   ARTICLE 5

                                    TRUSTEES

                  5.1 NUMBER. There shall be five (5) Trustees designated by the TAC and the Legal Representative. Upon the unanimous vote of the TAC and with the consent of the Legal Representative, the number of Trustees can be reduced to three (3) Trustees. The initial Trustees shall be those persons named on the signature page hereof. One (1) Trustee shall be designated Chairperson annually by vote of the remaining Trustees.

                  5.2 TERM OF SERVICE.

                      (a) The initial Trustees named pursuant to Article 5.1 shall serve until the earlier of (i) the expiration of his or her term, (ii) his or her resignation pursuant to Article 5.2(c), (iii) his or her removal pursuant to Article 5.2(d), or (iv) the termination of the Trust pursuant to
Article 9.2, at which time the term shall terminate automatically. The Trustees shall serve for staggered terms, the duration of which shall be five (5) years, six (6) years, seven (7) years, eight (8) years and nine (9) years,

                                              CLOSING BINDER INDEX TAB NO. _____

respectively.  Term durations shall be assigned among the Trustees by lot.

                      (b) Successor Trustees shall serve until the earlier of
(i) the expiration of his or her term, which shall be of the same duration as that of his or her predecessor Trustee, (ii) his or her resignation pursuant to
Article 5.2(c), (iii) his or her removal pursuant to Article 5.2(d), (iv) the termination of the Trust pursuant to Article 9.2, or at which time the term shall terminate automatically.

                      (c) Any Trustee may resign at any time by written notice to each of the remaining Trustees, the Legal Representative and the TAC. Such notice shall specify a date when such resignation shall take effect, which shall not be less than 90 days after the date such notice is given, where practicable.

                      (d) Any Trustee may be removed in the event that such Trustee becomes unable to discharge his or her duties hereunder due to accident or physical or mental deterioration, or for other good cause. Good cause shall be deemed to include, without limitation, any failure to comply with Article 3.2, a consistent pattern of neglect and failure to perform or participate in performing the duties of the Trustees hereunder, or repeated non-attendance at scheduled meetings. Such removal shall require the unanimous decision of the other Trustees. Such removal shall take effect at such time as the other Trustees shall determine.

                     5.3 APPOINTMENT OF SUCCESSOR TRUSTEE.

                      (a) In the event of a vacancy in the position of Trustee, the vacancy shall be filled by the unanimous vote of the remaining Trustees.

                      (b) Immediately upon the appointment of any successor Trustee, all rights, titles, duties, powers and authority of the predecessor Trustee hereunder shall be vested in, and undertaken by, the successor Trustee without any further act. No successor Trustee shall be liable personally for any act or omission of his or her predecessor Trustee.

                  5.4 LIABILITY OF TRUSTEES, OFFICERS AND EMPLOYEES. No Trustee, officer, employee, agent or consultant of the Trust shall be liable to the Trust, to any person holding an Asbestos Claim, or to any other Person except for such individual's own breach of trust committed in bad faith, or for gross negligence or willful misappropriation. No Trustee, officer, or employee of the Trust shall be liable for any act or omission of any other officer, employee, agent, or consultant of the Trust, unless the Trustee, officer or employee acted with bad faith or was grossly negligent in the selection or retention of such officer, employee, agent, or consultant.

                                              CLOSING BINDER INDEX TAB NO. _____


                   5.5 COMPENSATION AND EXPENSES OF TRUSTEES.

                      (a) Each of the Trustees shall receive compensation from the Trust for his or her services as Trustee in the amount of $50,000 per annum, plus a per diem allowance for meetings or other Trust business attended in the amount of $2,000. The Trustees shall determine the scope and duration of activities that constitute a meeting and, if the Trustees elect to provide for payment for activities of less than a full day's duration, may provide for partial payment of per diem amounts on a proportional basis for activities of less than a full day's duration. The per annum compensation payable to the Trustees hereunder shall be reviewed every three (3) years and increased with the consent of the TAC and the Legal Representative.

                      (b) The Trust will promptly reimburse all Trustees and the Chairperson for all reasonable out-of-pocket costs and expenses incurred by the Trustees in connection with the performance of their duties hereunder.

                      (c) The Trust will include in the report to be filed pursuant to Article 3.2(c)(i) of this Trust Agreement, and in a separate semi-annual report to be filed in the same manner, a description of the amounts paid under this Article 5.5.

                  5.6 INDEMNIFICATION OF TRUSTEES AND ADDITIONAL INDEMNITEES.

                      (a) The Trust shall indemnify and defend the Trustees, the Trust's officers, its agents, advisors, consultants or employees, to the fullest extent that a corporation or trust organized under the laws of the Trust's situs is from time to time entitled to indemnify and defend its directors, trustees, officers, employees, agents and advisors against any and all liabilities, expenses, claims, damages or losses incurred by them in the performance of their duties hereunder. Notwithstanding the foregoing, the Trustees shall not be indemnified or defended in any way for any liability, expense, claim, damage or loss for which they are liable under Article 5.4.

                      Additionally, each member of the Injury Claimants' Committee, the PD Committee and their respective professionals, and the Approving Entities, their members and their respective professionals, Reorganized Celotex and its professionals, Reorganized Carey Canada and its professionals (collectively, the "ADDITIONAL INDEMNITEES") who was or is a party, or is threatened to be made a party to any threatened, pending judicial, or administrative or arbitrative action, by reason of any act or omission of such Additional Indemnitees with respect to (i) the Reorganization Cases, (ii) the liquidation of any Asbestos Claims, (iii) the administration of the Trust and the implementation of the CRP, or (iv) any and all activities in connection with the Trust Agreement shall be indemnified and defended by the Trust against

                                              CLOSING BINDER INDEX TAB NO. _____

expenses, costs and fees (including attorneys' fees and costs), judgments, awards, amounts paid in settlement, and liabilities of all kinds incurred by each Additional Indemnitee in connection with or resulting from such action, suit, or proceeding, if he or she acted in good faith and in a manner such Additional Indemnitee reasonably believed to be in, or not opposed to, the best interests of the holders of Asbestos Claims whom the Additional Indemnitees represent.

                      (b) Reasonable expenses, costs and fees (including attorneys' fees and costs) incurred by or on behalf of a Trustee or Additional Indemnitee in connection with any action, suit, or proceeding, whether civil, administrative or arbitrative from which they are indemnified by the Trust pursuant to Article 5.6(a), shall be paid by the Trust in advance of the final disposition thereof upon receipt of an undertaking, by or on behalf of such Trustee or Additional Indemnitee, to repay such amount in the event that it shall be determined ultimately by final order that such Trustee or Additional Indemnitee is not entitled to be indemnified by the Trust.

                      (c) The Trustees shall have the power, generally or in specific cases, to cause the Trust to indemnify the employees and agents of the Trust to the same extent as provided in this Article 5.6 with respect to the Trustees.

                      (d) Any indemnification under Article 5.6(c) of this Agreement shall be made by the Trust upon a determination that indemnification of such Person is proper in the circumstances.

                      (e) The Trustees may purchase and maintain reasonable amounts and types of insurance on behalf of an individual who is or was a Trustee, officer, employee, agent or representative of the Trust or Additional Indemnitee against liability asserted against or incurred by such individual in that capacity or arising from his or her status as a Trustee, officer, employee, agent or representative.

                  5.7 TRUSTEES' LIEN. The Trustees shall have a first priority lien upon the Trust Assets to secure the payment of any amounts payable to them pursuant to Articles 5.5 and 5.6.

                  5.8 TRUSTEES' EMPLOYMENT OF EXPERTS. The Trustees may, but shall not be required to, retain and/or consult with counsel, accountants, appraisers, auditors and forecasters and other parties deemed by the Trustees to be qualified as experts on the matters submitted to them and the opinion of any such parties on any matters submitted to them by the Trustees shall be full and complete authorization and protection in respect of any action taken or not taken by the Trustees hereunder in good faith and in accordance with the written opinion of any such party.

                                              CLOSING BINDER INDEX TAB NO. _____

                  5.9 TRUSTEES' INDEPENDENCE. No Trustee shall, during the term of his or her service, hold a financial interest in, act as attorney or agent for, or serve as any other professional for Reorganized Celotex or Reorganized Carey Canada. No Trustee shall act as an attorney for any person who holds an Asbestos Claim.

                  5.10 TRUSTEES' SERVICE AS DIRECTORS OF REORGANIZED CELOTEX PROHIBITED. The Trustees are prohibited from serving as directors of Reorganized Celotex.

                  5.11 BOND. The Trustees shall not be required to post any bond or other form of surety or security unless otherwise ordered by the Bankruptcy Court.

                                   ARTICLE 6

                            THE LEGAL REPRESENTATIVE

                  6.1 DUTIES. The Trustees must consult with the Legal Representative on matters identified in Article 3.2(e) and may consult with the Legal Representative on any matter affecting the Trust. Where provided in this Trust Agreement or the APICRP, actions of the Trustees are subject to the consent of the Legal Representative.

                  6.2      TERM OF OFFICE.

                      (a) The Legal Representative shall serve until the earlier of (i) his or her death; or (ii) his or her resignation pursuant to
Article 6.2(b); (iii) his or her removal or (iv) the termination of the Trust pursuant to Article 9.2, at which time his or her term shall terminate automatically.

                      (b) The Legal Representative may resign at any time by written notice to the Trustees. Such notice shall specify a date when such resignation shall take effect, which shall not be less than ninety (90) days after the date such notice is given, where practicable.

                      (c) The Legal Representative may be removed in the event he or she becomes unable to discharge his or her duties hereunder due to accident, physical deterioration, mental incompetence, or a consistent pattern of neglect and failure to perform or to participate in performing the duties hereunder, such as repeated non-attendance at scheduled meetings. Such removal shall be made by the unanimous decision of the Trustees.

                  6.3 APPOINTMENT OF SUCCESSOR. A vacancy caused by the resignation or death of the Legal Representative shall be filled with an individual nominated by the Legal Representative, or, in

                                              CLOSING BINDER INDEX TAB NO. _____

the absence of a nomination by the Legal Representative, upon the unanimous nomination of the Trustees, and, in either case, upon Bankruptcy Court approval.

                  6.4 LEGAL REPRESENTATIVE'S EMPLOYMENT OF EXPERTS. The Legal Representative may retain and/or consult with counsel, accountants, appraisers, auditors, forecasters, asbestos experts and other parties deemed by the Legal Representative to be qualified as experts on matters submitted to them, and the opinion of any such parties on any matters submitted to them shall be full and complete authorization and protection in support of any action taken or not taken by the Legal Representative hereunder in good faith and in accordance with the written opinion of any such party, and in the absence of gross negligence. The Legal Representative and his or her experts shall at all times have complete access to the Trust's officers, employees and agents, and the accountants, appraisers, auditors, forecasters and other experts retained by the Trust as well as all information generated by them or otherwise available to the Trust or Trustees.

                  6.5 COMPENSATION AND EXPENSES OF THE LEGAL REPRESENTATIVE.

                      (a) The Legal Representative shall receive compensation from the Trust for his or her services as the Legal Representative at his or her hourly rate.

                      (b) The Trust will promptly reimburse, or pay directly if so instructed, the Legal Representative for all reasonable out-of-pocket costs and expenses, including fees and costs associated with employment of experts pursuant to Article 6.4 incurred by the Legal Representative in connection with the performance of his or her duties hereunder. Such reimbursement or direct payment shall be deemed a Trust Expense.

                  6.6 PROCEDURE FOR OBTAINING CONSENT OF THE LEGAL
REPRESENTATIVE.

                      (a) In the event the consent of the Legal Representative is required pursuant to the terms hereof, the Trustees shall promptly provide the Legal Representative and his or her counsel with notice and with all information regarding the matter in question.

                      (b) The Legal Representative must consider in good faith any request by the Trustees and may not withhold his or her consent unreasonably.

                                              CLOSING BINDER INDEX TAB NO. _____

                  6.7 LACK OF CONSENT OF THE LEGAL REPRESENTATIVE. In the event the Trustees are unable to obtain the consent of the Legal Representative to any action or decision for which consent is required after following the procedure set forth in Article 6.6 of this Trust Agreement, or if the Trustees and the Legal Representative are unable to reach agreement on any matter on which such consent is required, the matter may be submitted promptly to ADR if mutually agreeable to the Trustees and the Legal Representative.

                      If the disagreement is not resolved by ADR, the Trustees may apply to the Bankruptcy Court on an expedited basis for approval of such action or decision, and only if such approval is given by the Bankruptcy Court by entry of an appropriate order, shall the Trustees have the authority to implement such action or decision without the Legal Representative's consent.

                                   ARTICLE 7

                            TRUST ADVISORY COMMITTEE

                  7.1 FORMATION; DUTIES. The TAC shall be formed. For the first year following Confirmation, the TAC shall be composed of six (6) members, Frederick M. Baron, Esquire, Paul T. Gillenwater, Esquire, Leonard C. Jaques, Esquire, Steven Kazan, Esquire, Gene Locks, Esquire and Joseph F. Rice, Esquire. The Trustees must consult with the TAC on matters identified in
Article 3.2(e) and may consult with the TAC on any matter affecting the Trust. The TAC and its members shall serve in a fiduciary capacity representing all holders of Asbestos Personal Injury Claims (excluding, however, holders of Demands). Where provided in this Trust Agreement or the APICRP, actions by the Trustees are subject to the consent of the TAC.

                  7.2 NUMBER; CHAIRPERSON.

                      (a) On and after the first anniversary, the TAC shall be reduced to three (3) members, Frederick M. Baron, Esquire, Joseph F. Rice, Esquire and Gene Locks, Esquire. At such time, the TAC may vote to expand its membership to five (5) and the additional members shall be selected by the TAC. The TAC shall act in all cases by majority vote.

                      (b) The TAC shall have a Chairperson who shall act as the TAC's liaison, coordinate and schedule meetings of the TAC, and handle all administrative matters that come before the TAC.

                                              CLOSING BINDER INDEX TAB NO. _____

                  7.3 TERM OF OFFICE.

                      (a) Each member of the TAC shall serve until the earlier of (i) his or her death; (ii) his or her resignation pursuant to Article 7.3(b), (iii) his or her removal pursuant to Article 7.3(c) or (iv) the termination of the Trust pursuant to Article 9.2, at which time his or her term shall terminate automatically.

                      (b) Any member of the TAC may resign at any time by written notice to each of the remaining TAC members. Such notice shall specify a date when such resignation shall take effect, which shall not be less than ninety (90) days after the date such notice is given, where practicable.

                      (c) Any member of the TAC may be removed in the event such member becomes unable to discharge his or her duties hereunder due to accident, physical deterioration, mental incompetence, or a consistent pattern of neglect and failure to perform or to participate in performing the duties of such member hereunder, such as repeated non-attendance at scheduled meetings. Such removal shall be made by the unanimous decision of the remaining members of the TAC.

                  7.4 APPOINTMENT OF SUCCESSOR. A vacancy in the TAC caused by the resignation, death or removal of a TAC member shall be filled with an individual, not a firm, approved by the unanimous vote of all remaining members of the TAC.

                  7.5 TAC'S EMPLOYMENT OF EXPERTS. The TAC may retain and/or consult with counsel, accountants, appraisers, auditors, forecasters, asbestos experts and other parties deemed by the TAC to be qualified as experts on matters submitted to them, and the opinion of any such parties on any matters submitted to them shall be full and complete authorization and protection in support of any action taken or not taken by the TAC hereunder in good faith and in accordance with the written opinion of any such party, and in the absence of gross negligence. The TAC and its experts shall at all times have complete access to the Trust's officers, employees and agents, and the accountants, appraisers, auditors, forecasters and other experts retained by the Trust as well as information generated by them or otherwise available to the Trust or Trustees.

                   7.6 COMPENSATION AND EXPENSES OF THE TAC.

                      (a) Each disinterested TAC member shall receive compensation of $1,500 per diem from the Trust for his or her ser vices as a TAC member.

                      (b) The Trust will promptly reimburse, or pay directly if so instructed, the TAC member for all reasonable out-of-pocket costs and expenses, including fees and costs associated with employment of experts pursuant to Article 7.5 incurred by the

                                              CLOSING BINDER INDEX TAB NO. _____

TAC member in connection with the performance of his or her duties hereunder. Such reimbursement or direct payment shall be deemed a Trust Expense.

                  7.7 PROCEDURE FOR OBTAINING CONSENT OF THE TAC.

                      (a) In the event the consent of the TAC is required pursuant to the terms hereof, the Trustees shall promptly provide the TAC and its counsel with notice and with all information regarding the matter in question.

                      (b) The members of the TAC must consider in good faith any request by the Trustees and no member of the TAC may withhold his or her consent unreasonably.

                  7.8 LACK OF CONSENT OF THE TAC.

                      In the event the Trustees are unable to obtain the consent of the TAC, any action or decision for which consent of the TAC is required, after following the procedure set forth in Article 7.7 of this Trust Agreement, or if the Trustees and the TAC are unable to reach agreement on any matter on which the TAC's consent is required, then the matter may be submitted promptly to binding ADR if mutually agreeable to the Trustees and the TAC.

                      If the disagreement is not resolved by ADR, the Trustees may apply to the Bankruptcy Court on an expedited basis for approval of such action or decision, and only if such approval is given by the Bankruptcy Court by entry of an appropriate order shall the Trustees have the authority to implement such action or decision without the TAC's consent.

                                   ARTICLE 8

                     PD ADVISORY COMMITTEE AND PDCA CONSENT

                  8.1 FORMATION; DUTIES. The PD Advisory Committee shall be formed and shall exist from the Confirmation Date until the date the Trust pays the last Allowed PD Claim and all disallowed PD Claims have been disallowed by final, non-appealable order. The PD Advisory Committee shall be composed of Daniel A. Speights, Esquire, Martin Dies, Esquire and Karen Ruth Cordry, Esquire. The Trustees must consult with the PD Advisory Committee on matters identified in Article 3.2(e). The PD Advisory Committee and its members shall serve in a fiduciary capacity representing all holders of PD Claims. Where provided in this Trust Agreement or the APDCRP, actions by the Trustees are subject to the consent of the PD Advisory Committee.

                                              CLOSING BINDER INDEX TAB NO. _____

                  8.2 NUMBER; CHAIRPERSON.


                      (a) The PD Advisory Committee shall have three (3) members. On and after the first anniversary, the PD Advisory Committee may vote to expand its membership to five (5) and the additional members shall be selected by the PD Advisory Committee. The PD Advisory Committee shall act in all cases by majority vote.

                      (b) Daniel A. Speights, Esquire shall serve as Chairperson of the PD Advisory Committee and in such capacity shall act as the PD Advisory Committee's liaison, coordinate and schedule meetings of the PD Advisory Committee, and handle all administrative matters that come before the PD Advisory Committee.

                  8.3 PROCEDURE FOR OBTAINING CONSENT OF THE PD ADVISORY COMMITTEE AND THE PDCA.

                      (a) In the event the consent of the PD Advisory Committee and the PDCA is required pursuant to the terms hereof, the Trustees shall promptly provide the PD Advisory Committee and the PDCA and their respective counsel with notice and with all information regarding the matter in question.

                      (b) The members of the PD Advisory Committee and the PDCA must consider in good faith any request by the Trustees and no member of the PD Advisory Committee or the PDCA may withhold his or her consent unreasonably.

                  8.4 LACK OF CONSENT OF THE PD ADVISORY COMMITTEE OR THE PDCA.

                      In the event the Trustees are unable to obtain the consent of the PD Advisory Committee or the PDCA, any action or decision for which consent of the PD Advisory Committee or the PDCA is required, after following the procedure set forth in Article 8.3 of this Trust Agreement, or if the Trustees and the PD Advisory Committee or the PDCA are unable to reach agreement on any matter on which the PD Advisory Committee's or the PDCA's consent is required, then the matter may be submitted promptly to binding ADR if mutually agreeable to the Trustees, the PD Advisory Committee and the PDCA, as applicable.

                      If the disagreement is not resolved by ADR, the Trustees may apply to the Bankruptcy Court on an expedited basis for approval of such action or decision, and only if such approval is given by the Bankruptcy Court by entry of an appropriate order shall the Trustees have the authority to implement such action or decision without the PD Advisory Committee's or the PDCA's consent, as applicable.

                  8.5 THE PDCA.

                                              CLOSING BINDER INDEX TAB NO. _____

                      (a) The PDCA shall be appointed by the PD Committee and shall be W.D. Hilton, Jr.. The PDCA shall serve from the Confirmation Date until the earlier of (i) his or her death, resignation or removal by the Bankruptcy Court or (ii) the date the Trust pays the last Allowed PD Claim and all disallowed PD Claims have been disallowed by final, non-appealable order. In the event of a vacancy, the PD Advisory Committee may nominate a successor, the final selection of which will be upon Bankruptcy Court approval.

                      (b) The PDCA may resign at any time by written notice to the Trustees and the PD Advisory Committee. Such notice shall specify a date when such resignation shall take effect, which shall not be less than ninety
(90) days after the date such notice is given, where practicable.

                      (c) The PDCA may be removed by the PD Advisory Committee in the event he or she becomes unable to discharge his or her duties hereunder due to accident, physical deterioration, mental incompetence, or a consistent pattern of neglect and failure to perform or to participate in performing the duties hereunder or under the APDCRP.

                      (d) A vacancy caused by the resignation, death or removal of the PDCA shall be filled with an individual, not a firm, appointed by the PD Advisory Committee.

                      (e) The PDCA may retain and/or consult with counsel, accountants, appraisers, auditors, forecasters, asbestos experts and such other parties deemed by the PDCA, upon the advice and consent of the PD Advisory Committee, to be qualified as experts on the matters submitted to them by the PDCA and the opinion of any parties on any matters submitted to them by the PDCA shall be full and complete authorization and protection in support of any action taken or not taken by the PDCA and the PD Advisory Committee in good faith and in accordance with the written opinion of any such party, and in the absence of gross negligence. The PD Advisory Committee and the PDCA, as well as his or her experts, shall at all times have complete access to the Trust's officers, employees, agents, professionals, and experts for purposes of evaluating the Trustees' determination of the Payment Percentages from time to time.

                      (f) The PDCA may contract at the expense of the Trust, with other claims resolution facilities that are not expressly created by this Trust Agreement for the use (whether by license, purchase or otherwise) of claims resolution and payment software, systems and facilities; provided, however, such contracts shall not (i) subject the Reorganized Debtors or any successor in interest to any risk of having any Asbestos Claim asserted against it; or (ii) otherwise jeopardize the validity or enforceability of the Asbestos Permanent Channeling Injunction.

                                              CLOSING BINDER INDEX TAB NO. _____

                      (g) The PDCA shall have the power and authority, subject to the advice and consent of the PD Advisory Committee, to sue and participate, as a party or otherwise, in any judicial, administrative, arbitration or other proceeding as contemplated in the APDCRP, including, without limitation, to prosecute and settle claims against Dana which revert to the PDCA pursuant to the APDCRP.

                  8.6 COMPENSATION AND EXPENSES OF THE PDCA AND THE PD ADVISORY COMMITTEE.

                      (a) The PDCA shall receive the following compensation from the Trust for his or her services: (i) $200 per hour with a minimum monthly compensation of $9,000 and a maximum monthly compensation of $14,000; such compensation shall be reviewed annually by the PD Advisory Committee; and
(ii) an Incentive Bonus if the PDCA Facility successfully reviews, evaluates and makes final determinations of Allowed Costs for less than the expense target of 1.5% of the Total Allowed Costs; on a sharing of the savings basis, 20% of the savings would be paid to the PDCA who will then have the authority to pay a substantial portion of the Incentive Bonus to the staff of the PDCA Facility, as a reward to be paid at the conclusion of the claims resolution process, thus providing an incentive for the staff of the PDCA Facility to remain engaged until the end of the project.

                      (b) Each disinterested member of the PD Advisory Committee shall receive compensation of $1,500 per diem from the Trust for his or her services as a PD Advisory Committee member.

                      (c) The Trust will promptly reimburse, or pay directly if so instructed, all reasonable out-of-pocket costs and expenses incurred by the PDCA and the members of the PD Advisory Committee, incurred by the PDCA and the members of the PD Advisory Committee in connection with the performance of his or her duties hereunder, including costs and fees of professionals and experts. Such reimbursement or direct payment shall be deemed a Trust Expense.

                                   ARTICLE 9

                               GENERAL PROVISIONS

                  9.1 IRREVOCABILITY. The Trust is irrevocable.

                  9.2 TERMINATION.

                      (a) The Trust shall automatically terminate on the date (the "TERMINATION DATE") ninety (90) days after the first to occur of the following events:

                                              CLOSING BINDER INDEX TAB NO. _____

                          (i) the Trustees in their sole discretion decide to
terminate the Trust because (A) they deem it unlikely that new Asbestos Claims will be filed against the Trust and (B) all Asbestos Claims duly filed with the Trust have been Allowed and paid to the extent provided in this Trust Agreement and the CRP or disallowed by a final, non-appealable order, to the extent possible based upon the Funds available through the Plan, and twelve (12) consecutive months have elapsed during which no new Asbestos Claim has been filed with the Trust;

                          (ii) if the Trustees have procured and have in place
irrevocable insurance policies and have established claims handling agreements and other necessary arrangements with suitable third parties adequate to discharge all expected remaining obligations and expenses of the Trust in a manner consistent with this Trust Agreement, and the APICRP, the date on which the Bankruptcy Court enters an order approving such insurance and other arrangements and such order becomes a final, non-appealable order; or

                          (iii) to the extent that any rule against
perpetuities shall be deemed applicable to the Trust, twenty-one (21) years less ninety-one (91) days pass after the death of the last survivor of all of the descendants of Joseph P. Kennedy, Sr., of Massachusetts living on the date hereof.

                      (b) On the Termination Date, after payment of all the Trust's liabilities have been provided for, all monies remaining in the Trust estate shall be given to such organization(s) exempt from federal income tax under Section 501(c)(3) of the Internal Revenue Code, which tax-exempt organization(s) shall be selected by the Trustees using their reasonable discretion; provided, however, that (i) if practicable, the tax-exempt organization(s) shall be related to the treatment of, research on, or the relief of suffering of individuals suffering from asbestos related lung disorders, and (ii) the tax-exempt organization(s) shall not bear any relationship to Reorganized Celotex within the meaning of Section 468(d)(3) of the Internal Revenue Code.

                  9.3 AMENDMENTS. The Trustees, after consultation with the Approving Entities, and subject to the consent of the Approving Entities where so provided, may modify or amend this Trust Agreement or any document annexed to it, including, without limitation, the Bylaws or the APICRP. Any modification or amendment made pursuant to this Article must be done in writing. Notwithstanding anything contained in this Trust Agreement to the contrary, neither this Trust Agreement, the Bylaws, any annexed document nor the CRP shall be modified or amended in any way that could jeopardize the efficacy or enforceability of the Asbestos Permanent Channeling Injunction or Qualified Settlement Fund status.

                                              CLOSING BINDER INDEX TAB NO. _____

                  9.4 MEETINGS. A TAC member, a PD Advisory Committee member, the Legal Representative or a Trustee shall be deemed to have attended a meeting in the event such person spends a substantial portion of the day conferring, by phone or in person, on Trust matters with TAC members, PD Advisory Committee members, the Legal Representative, or Trustees, as applicable. The Trustees shall have complete discretion to determine whether a meeting, as described herein, occurred for purposes of Articles 5.5, 6.5, 7.6 and 8.6.

                  9.5 SEVERABILITY. Should any provision in this Trust Agreement be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this Trust Agreement.

                  9.6 NOTICES. Notices to persons asserting claims shall be given at the address of such person, or, where applicable, such person's legal representative, in each case as provided on such person's claim form submitted to the Trust with respect to his or her or its Asbestos Claim.

                  Any notices or other communications required or permitted hereunder shall be in writing and delivered at the addresses designated below, or sent by telex, telecopy or facsimile pursuant to the instructions listed below, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows, or to such other address or addresses as may hereafter be furnished by any of the Notice Recipients, the Trustees, the Approving Entities or Reorganized Celotex to the other notice recipients in compliance with the terms hereof.

                                              CLOSING BINDER INDEX TAB NO. _____

To the Trust through
         the Trustees:         The Honorable Frank Andrews
                               4315 W. Lovers Lane
                               P.O. Box 7829
                               Dallas, Texas  75209

                               John H. Laeri, Jr.
                               Meadowcroft Associates, Inc.
                               9 Burr Road
                               Westport, Connecticut  06880-4220

                               Francis E. McGovern
                               Duke University School of Law
                               Box 90360
                               Towerview Road and Science Drive
                               Durham, North Carolina  27708-0360

                               Sharon M. Meadows
                               356 West Road
                               New Canaan, Connecticut  06840

                               James W. Stevens
                               Sixth Floor
                               450 Park Avenue
                               New York, New York  10022

To the Legal Representative:   David S. Shrager
                               Shrager, McDaid, Loftus, Flum
                               & Spivey
                               32nd Floor
                               Two Commerce Square
                               2001 Market Street
                               Philadelphia, Pennsylvania  19103

To the TAC:                    Frederick M. Baron
                               Baron & Budd
                               Suite 1100
                               3102 Oak Lawn Avenue
                               Dallas, Texas  75219

                               Paul T. Gillenwater
                               Gillenwater, Nichol & Ames
                               6401 Baum Drive
                               Knoxville, Tennessee  37919

                               Leonard C. Jaques
                               The Jaques Admiralty Law Firm
                               1370 Penobscot Building
                               Detroit, Michigan  48226

                               Steven Kazan

                                              CLOSING BINDER INDEX TAB NO. _____

                               Kazan, McClain, Edises & Simon
                               Suite 300
                               171 12th Street
                               Oakland, California  94607

                               Gene Locks
                               Greitzer & Locks
                               1500 Walnut Street
                               Philadelphia, Pennsylvania  19102

                               Joseph F. Rice
                               Ness, Motley, Loadholt, Richardson
                               & Poole
                               Suite 600
                               154 Meeting Street
                               P.O. Box 1137
                               Charleston, South Carolina  29402

To Reorganized Celotex and
 Reorganized Carey Canada:     George N. Wood
                               The Celotex Corporation
                               4010 Boy Scout Boulevard
                               Tampa, Florida  33607

                               Jean-Paul Bolduc
                               Carey Canada Inc.
                               C.P./P.O. Box 310
                               East Broughton (Quebec)
                               Canada  GON 1GO

To the PDCA:                   W.D. Hilton, Jr.
                               310 East I-30, Suite 270
                               Garland, Texas  75043

To the PD Advisory
 Committee:                    Karen Ruth Cordry
                               National Association of Attorneys
                               General
                               750 First Street N.E.
                               Suite 1110
                               Washington, DC 20002

                               Daniel A. Speights
                               Speights & Runyan
                               304 Lee Avenue
                               P.O. Box 685
                               Hampton, South Carolina  29924

                                              CLOSING BINDER INDEX TAB NO. _____

         All such notices and communications if mailed shall be effective when physically delivered at the designated addresses or, if electronically transmitted, when the communication is received at the designated addresses and confirmed by the recipient by return electronic transmission.

                  9.7 SUCCESSORS AND ASSIGNS. The provisions of this Trust Agreement shall be binding upon and inure to the benefit of the Settlors, the Trust, and the Trustees and their respective successors and assigns, except that neither the Settlors, nor the Trust, nor any Trustee may assign or otherwise transfer any of its, or his or her rights or obligations under this Trust Agreement except, in the case of the Trust and the Trustees, as contemplated by Article 3.1.

                  9.8 LIMITATION ON CLAIM INTERESTS FOR SECURITIES LAWS PURPOSES. Asbestos Claims, and any interests therein (a) shall not be assigned, conveyed, hypothecated, pledged or otherwise transferred, voluntarily or involuntarily, directly or indirectly, except by will or under the laws of descent and distribution; (b) shall not be evidenced by a certificate or other instrument; (c) shall not possess any voting rights; and (d) shall not be entitled to receive any dividends or interest; provided, however, that the foregoing shall not apply to the holder of an Indirect Asbestos Claim that is subrogated to an Asbestos Claim as a result of its satisfaction of such Asbestos Claim.

                  9.9 ENTIRE AGREEMENT; NO WAIVER. The entire agreement of the parties relating to the subject matter of this Trust Agreement is contained herein and in the documents referred to herein, and this Trust Agreement and such documents supersede any prior oral or written agreements concerning the subject matter hereof. No failure to exercise or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of rights under law or in equity.

                  9.10 HEADINGS. The headings used in this Trust Agreement are inserted for convenience only and neither constitute a portion of this Trust Agreement, nor in any manner affect the construction of the provisions of this Trust Agreement.

                  9.11 GOVERNING LAW. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida without regard to Florida conflict of laws principles.

                  9.12 SETTLORS' REPRESENTATIVE AND COOPERATION. Celotex is hereby irrevocably designated as the representative of the Settlors, and it is hereby authorized to take any action required

                                              CLOSING BINDER INDEX TAB NO. _____

of the Settlors in connection with the Trust Agreement. Settlors agree to cooperate in implementing the goals and objectives of this Trust.

                  9.13 DISPUTE RESOLUTION. Any disputes that arise under this Agreement or under the annexes hereto shall be resolved by the Bankruptcy Court pursuant to the Plan, except as otherwise provided herein or in the annexes hereto. Notwithstanding anything else herein contained, to the extent any provision of this Trust Agreement is inconsistent with any provision of the Plan, the Plan shall control.

                  9.14 ENFORCEMENT AND ADMINISTRATION. The provisions of this Trust Agreement and the annexes hereto shall be enforced by the Bankruptcy Court pursuant to the Plan. The parties hereby further acknowledge and agree that the Bankruptcy Court shall have exclusive jurisdiction over the settlement of the accounts of the Trustees.

                  9.15 EFFECTIVENESS. This Trust Agreement shall not become effective until it has been executed and delivered by all the parties hereto.

                  9.16 COUNTERPART SIGNATURES. This Trust Agreement may be executed in any number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.

                        [SIGNATURES APPEAR ON NEXT PAGE]

                                              CLOSING BINDER INDEX TAB NO. _____

                  IN WITNESS WHEREOF, the parties have executed this Trust Agreement this _____ day of ______________________, 1997.

                             SETTLORS:


                             THE CELOTEX CORPORATION


                             BY:   ________________________

                             Name: ________________________

                             Title:________________________



                             CAREY CANADA INC.


                             BY:   ________________________

                             Name: ________________________

                             Title:________________________




                             TRUSTEES


                             -----------------------------
                             Name: Frank Andrews


                             -----------------------------
                             Name: John H. Laeri, Jr.


                             -----------------------------
                             Name: Francis E. McGovern


                             -----------------------------
                             Name: Sharon M. Meadows


                             -----------------------------
                             Name: James William Stevens

                                              CLOSING BINDER INDEX TAB NO. _____

                              LEGAL REPRESENTATIVE


                             -----------------------------
                             David S. Shrager, Esquire